UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 9, 2006

Honeywell International Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8974	22-2640650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

101 Columbia Road, P.O. Box 4000, Morristown, New Jersey		07962-2497
(Address of Principal Executive Offices)		(Zip Code)

(973) 455-2000

Registrant’s telephone number, including area code

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

The information in this Item 7.01, including the exhibit attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any other purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the 1933 Act or the Exchange Act regardless of any general incorporation language in such filing.

On March 9, 2006, Honeywell International Inc. (the “Company”) issued a press release announcing that it has commenced a cash tender offer for any and all of its $500 million aggregate principal amount of 5.125% notes due November 1, 2006. A copy of the press release is furnished herewith as Exhibit 99.1.

On March 9, 2006, the Company issued a press release announcing that it has commenced an offering of its floating rate senior notes due 2009, its fixed rate senior notes due 2016 and its fixed rate senior notes due 2036. A copy of the press release is furnished herewith as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
99.1	Press Release of Honeywell International Inc. dated March 9, 2006 (Tender Offer)
99.2	Press Release of Honeywell International Inc. dated March 9, 2006 (Note Offering)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

HONEYWELL INTERNATIONAL INC.

By:	/s/ Thomas F. Larkins
Name:	Thomas F. Larkins
Title:	Vice President, Corporate Secretary and Deputy General Counsel

Date: March 9, 2006